As filed with the Securities and Exchange Commission on October 14, 2010
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAD CATZ INTERACTIVE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Canada (State or Other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification Number)

7480 Mission Valley Road, Suite 101
San Diego, California 92108
(Address of Principal Executive Offices including Zip Code)
(619) 683-9830
(Registrant’s Telephone Number, including Area Code)

Mad Catz Interactive, Inc.
Stock Option Plan – 2007
(Full Title of the Plan)

WHITNEY E. PETERSON	Copies to:
Vice President and General Counsel
MAD CATZ INTERACTIVE, INC.
7840 Mission Valley Road, Suite 101
San Diego, California 92108
(619) 683-9830
(Name, address, including zip code, and telephone number, including
area code, of agent for service)	JOSHUA E. LITTLE, ESQ. Durham Jones & Pinegar, P.C. 192 E. 200 N., Third Floor St. George, Utah 84770 (435) 674-0400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share(2)	Price	Registration Fee
Common Stock, no par value	7,300,000	$0.33 - $1.23	$4,004,711.10	$285.54

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	This estimate is made pursuant to Rule 457(h) and (c) and is determined according to the following offering price information:
•	Shares of Common Stock reserved for issuance under the Mad Catz Interactive, Inc. Stock Option Plan – 2007, as amended (the “Plan”), being registered hereunder: 7,300,000

•	Shares of common stock subject to outstanding options at indicated exercise price: 841,875 at $1.23 per share; 106,000 at $0.92 per share; 75,000 at $1.06 per share; 75,000 at $1.10 per share; 75,000 at $0.50 per share; 3,266,667 at $0.47 per share; 925,000 at $0.33 per share; 100,000 at $0.38 per share; 75,000 at $0.40 per share; and 1,100,000 at $0.43 per share.

•	Shares of common stock reserved for issuance upon exercise of options to be granted in the future: 660,458
Pursuant to Rule 457(h) and (c), for all shares of Common Stock being registered hereunder with an exercise price which cannot be presently determined (660,458 shares), the Proposed Maximum Offering Price Per Share is $0.44 per share of Common Stock, which is based on the average of the high and low prices for the Registrant’s common stock as reported on the Toronto Stock Exchange and the NYSE Amex on October 12, 2010.

INTRODUCTION
     This Registration Statement on Form S-8 registers the offer and sale of 7,300,000 shares of Mad Catz Interactive, Inc.’s (the “Registrant’s”) Common Stock, no par value, for issuance under the Mad Catz Interactive, Inc. Stock Option Plan – 2007, as amended and restated.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to directors, officers, employees and consultants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference into this Registration Statement:
(a)	Annual Report on Form 10-K for the fiscal year ended March 31, 2010, filed with the SEC on June 11, 2010, Amendment No. 1 thereto, filed on Form 10-K/A with the SEC on July 30, 2010.

(b)	Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed with the SEC on August 5, 2010.

(c)	Current Reports on Form 8-K filed with the SEC on June 4, 2010, June 10, 2010, August 5, 2010, September 3, 2010 and September 16, 2010.

(d)	Description of the Registrant’s common stock contained in its Registration Statement on Form 20-F, as amended, filed with the SEC on August 10, 1999, including any amendments or reports filed for the purpose of updating such description.

(e)	All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this Registration Statement from the date of filing of such documents.
     Any document and any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated herein by reference modifies or supersedes such statement or such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Subsection 124(1) of the Canada Business Corporations Act permits and Section 7.02 of the Registrant’s General By-laws requires the Registrant to indemnify its directors and officers, former directors and officers, and persons who have acted at the Registrant’s request as directors or officers of another body corporate, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other body corporate, if (a) the individual acted honestly and in good faith with a view to the best interests of the Registrant or the other body corporate, as the case may be, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. Where the conditions in (a) and (b) are met and the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, Subsection 124(5) of the Canada Business Corporations Act requires that the Registrant indemnify the individual for all costs, charges and expenses reasonably incurred.
     Subsection 124(4) of the Canada Business Corporations Act provides that the Registrant may, with the approval of a court, indemnify a person referred to in Subsection 124(1) in respect of an action by or on behalf of the Registrant or other body corporate referred to in Subsection 124(1) to procure a judgment in its favor, to which the individual is made a party by reason of the individual’s association with the Registrant or other body corporate, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if (a) the individual acted honestly and in good faith with a view to the best interests of the Registrant or the other body corporate, as the case may be, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.
     Subsection 124(2) of the Canada Business Corporations Act and the Registrant’s General By-laws permit the Registrant to advance monies to an individual referred to in Subsection 124(1) for costs, charges and expenses of a proceeding referred to in Subsection 124(1) provided that the individual must repay the moneys so advanced if the individual (a) did not act honestly and in good faith with a view to the best interests of the Registrant or the other body corporate, as the case may be, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, did not have reasonable grounds for believing that the individual’s conduct was lawful.
     The Canada Business Corporations Act permits and the Registrant has purchased and presently maintains insurance on behalf of its officers and directors.
ITEM 8. EXHIBITS.
4.1	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 20-F, as amended, filed with the SEC on August 10, 1999 and incorporated by reference pursuant to Item 3.

4.2	Mad Catz Interactive, Inc. Stock Option Plan – 2007, as amended and restated. Reference is made to the Registrant’s Current Report on Form 8-K filed with the SEC on September 16, 2010 and incorporated by reference pursuant to Item 3.

4.3	Form of Stock Option Agreement under the Mad Catz Interactive, Inc. Stock Option Plan — 2007. Reference is made to the Registrant’s Current Report on Form 8-K filed with the SEC on October 9, 2007 and incorporated by reference pursuant to Item 3.

5.1	Opinion of Lang Michener LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Lang Michener LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page hereto).
ITEM 9. UNDERTAKINGS
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.
          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 13, 2010.

MAD CATZ INTERACTIVE, INC.
By:	/s/ DARREN RICHARDSON
Darren Richardson
President and Chief Executive Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Darren Richardson, with full power of substitution and resubstitution, his true and lawful attorney-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title	Date

/s/ Darren Richardson Darren Richardson	President and Chief Executive Officer (Principal Executive Officer)	October 13, 2010

/s/ Allyson Vanderford Allyson Vanderford	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 13, 2010

/s/ Thomas Brown Thomas Brown	Chairman of the Board	October 7, 2010

/s/ Robert Molyneux Robert Molyneux	Director	October 13, 2010

/s/ William Woodward William Woodward	Director	October 8, 2010

EXHIBIT INDEX

Exhibit
5.1	Opinion of Lang Michener LLP.*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Lang Michener, LLP (included in Exhibit 5.1 hereto).*

24.1	Power of Attorney (included on signature page hereto).*

*	Filed herewith.